                                                                   EXHIBIT 10.48

                         CONSULTING SERVICES TERM SHEET
                                     between
                   INFOCAST CORPORATION & TEAMCEO CORPORATION

================================================================================

SERVICES & PERSONNEL

InfoCast  Corporation  desires to engage the  services of TeamCEO to provide the following services:

       o    Build a Sales infrastructure
       o    Build a distribution channel
       o    Manage the AT&T relationship
       o    Expand revenue opportunities through direct sales and vertical markets
       o    Assist in building and implementation of the Development process
       o    Assist in building a Sales and Marketing process
       o    Open, build and manage the infrastructure of the InfoCast Chicago office
       o    Introduce and assist in investment fund raising activities
       o    Assist in closing an intellectual property acquisition by InfoCast
       o    Assist in hiring personnel for the Sales, Marketing and Development areas
       o    Assist in running the operations of the business

TeamCEO agrees that this InfoCast agreement will be the primary focus of TeamCEO for the  duration of this  agreement  and that we will assign the  resources  of
Malcolm Lotzof, Drew VanVooren,  Richard Hawkinson to the project.  TeamCEO will make all of its current employees,  employees of InfoCast.  These employees will receive InfoCast stock options approved by the InfoCast Board of Directors.

                                                                               1

                         CONSULTING SERVICES TERM SHEET
                                     between
                   INFOCAST CORPORATION & TEAMCEO CORPORATION

================================================================================

COMPENSATION & OVERHEAD EXPENSE

All TeamCEO employees  assigned,  as employees of InfoCast will receive the same compensation  and  benefits  from  InfoCast  that they  currently  receive  from
TeamCEO.

This agreement assumes Malcolm Lotzof, Drew Van Vooren and Rich Hawkinson are on
a contract basis. It is possible that they and InfoCast will recommend that they will become employees at some future point.

In either  case,  compensation  for  Malcolm  Lotzof,  Drew Van  Vooren and Rich
Hawkinson will be as follows:

COMPENSATION/COMMISSION:

                        a)          As Base  Salary,  $50,000  USD per month for
                                    duration of contract  paid on last  business
                                    day of the month
                                         AND
                        b)          A target  Commission of 300,000 USD per year
                                    will be  based  on  achievement  of  revenue
                                    objectives
                        c)          This Commission will be paid based on 20% of
                                    all NET revenue generated on the first three
                                    sales of Contact and 14% on sales thereafter
                                    on Contact and E-learning revenue
                        d)          Target revenue that supports this Commission
                                    plan  will be  agreed  between  TeamCEO  and
                                    InfoCast at the beginning of each year. Over
                                    achievement  of target will be  contemplated
                                    in this plan.

COMMISSION PAYMENT:     Commissions  will be paid in line with cash  receipts on
                        all  sales.  In the event  where a deposit  is  received
                        greater  than the revenue  recognized,  commission  will
                        still be paid on the cash  receipts.  In the event  that
                        cash is received  after the term of this  agreement as a
                        result of a sale closed  prior to the end of the term of
                        this agreement,  commissions will continue to be paid as
                        cash is  received  until all cash  receipts on that sale
                        are completed.

FINDERS FEES:           Team CEO will receive a fee for any  professional  hired
                        into InfoCast as a result of TeamCEO. The fee will equal
                        20% of the annual compensation of the resource,  payable
                        50% on the hire and 50% 90 days after  hire.  (This does
                        not apply to current TeamCEO employees).

                                                                               2

                         CONSULTING SERVICES TERM SHEET
                                     between
                   INFOCAST CORPORATION & TEAMCEO CORPORATION

                        TeamCEO  will  receive a fee for new  funds  raised as a
                        result of introduction by TeamCEO. The fee will equal 6%
                        of the funds  raised  payable  in full on receipt of the
                        funds.

                        TeamCEO will receive a fee for VAR partners  acquired by
                        InfoCast as a result of TeamCEO. The fee paid to TeamCEO
                        will be InfoCast stock with the number of shares and the
                        effective  date of the  stock to be  mutually  agreed to
                        between  InfoCast  and  TeamCEO  based  on the  expected
                        contributions of the VAR.

EXPENSES:               InfoCast will pay for all general and business  expenses
                        in addition to travel,  living and  entertainment  costs
                        incurred by TeamCEO in conjunction with InfoCast. Travel
                        policy for  Hawkinson,  VanVooren and Lotzof will be the
                        same as Bill Lowe and other senior  InfoCast  executives
                        [InfoCast   will  consider  using   Bannockburn   Travel
                        Management as their travel service provider].

STOCK OPTION INCENTIVE: TeamCEO  will be granted  3.6 million  stock  options in
                        InfoCast Corporation (1.2 Million each for Malcolm, Drew
                        and  Rich)  and will  vest  according  to the  following
                        schedule:

                        o           200,000  Shares  each  on  signing  of  this
                                    agreement
                        o           100,000  Shares  each  vesting  quarter  for
                                    quarters 1, 2, 3 & 4 and 150,000  Shares per
                                    quarter for quarters 5, 6, 7 & 8

                        The strike  price of the  options to be $1.00 per Share.
                        The options will be registered in 3Q 2001 or before.

                        In the event of a change in control of the company,  all
                        stock options will vest immediately.

                                                                               3

                         CONSULTING SERVICES TERM SHEET
                                     between
                   INFOCAST CORPORATION & TEAMCEO CORPORATION

Agreement Term

This agreement  will become  effective  after being signed by both parties,  and both  parties  agree on the Revenue  Target as well as the Stock  Option  Strike
Price.

The term of this  agreement  is for two (2)  years  starting  April 1,  2001 and running through April 1, 2003. Either party can terminate this agreement with 60 days written notice.  This agreement will be mutually  reviewed for continuation at the end of the contract term.

--------------------------------------------------------------------------------
                              AGREED AND ACCEPTED
---------------------------------------      -----------------------------------
        TEAMCEO CORPORATION                           INFOCAST CORPORATION
---------------------------------------      -----------------------------------
BY: /S/ MALCOLM LOTZOF                       BY: /S/ BILL LOWE
---------------------------------------      -----------------------------------
NAME:                                        NAME:

MALCOLM LOTZOF                               BILL LOWE
---------------------------------------      -----------------------------------
TITLE:                                       TITLE:

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DATE:                                        DATE:
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